Exhibit 24(a)

KEYCORP

POWER OF ATTORNEY

Each of the undersigned, an officer, a director, or both of KeyCorp, an Ohio corporation, hereby constitutes and appoints Paul N. Harris, Kristy L. Berner, and Carrie A. Benedict, and each of them, as his or her true and lawful attorney-in fact with full power of substitution and resubstitution, to sign in his or her name, place, and stead one or more Registration Statements on Form S-3 of KeyCorp, and any and all amendments and post-effective amendments thereto, in connection with the registration under the Securities Act of 1933, as amended, of debt and equity securities of KeyCorp and to file the same, with all exhibits and other related documents, with the Securities and Exchange Commission, and with full power and authority to take such other actions that the attorney-in-fact deems necessary in connection with the execution and filing of such Registration Statements, amendments and post-effective amendments thereto, and exhibits and other related documents.

This Power of Attorney may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned has hereto set his or her hand as of May 18, 2017.

/s/ Beth E. Mooney	/s/ Donald R. Kimble
Beth E. Mooney	Donald R. Kimble
Chairman, Chief Executive Officer, and	Chief Financial Officer
Director (Principal Executive Officer)	(Principal Financial Officer)

/s/ Douglas M. Schosser	/s/ Austin A. Adams
Douglas M. Schosser	Austin A. Adams, Director
Chief Accounting Officer
(Principal Accounting Officer)

/s/ Bruce D. Broussard	/s/ Charles P. Cooley
Bruce D. Broussard, Director	Charles P. Cooley, Director

/s/ Gary M. Crosby	/s/ Alexander M. Cutler
Gary M. Crosby, Director	Alexander M. Cutler, Director

/s/ H. James Dallas	/s/ Elizabeth R. Gile
H. James Dallas, Director	Elizabeth R. Gile, Director

/s/ Ruth Ann M. Gillis	/s/ William G. Gisel, Jr.
Ruth Ann M. Gillis, Director	William G. Gisel, Jr., Director

/s/ Carlton L. Highsmith	/s/ Richard J. Hipple
Carlton L. Highsmith, Director	Richard J. Hipple, Director

/s/ Kristen L. Manos	/s/ Demos Parneros
Kristen L. Manos, Director	Demos Parneros, Director

/s/ Barbara R. Snyder	/s/ David K. Wilson
Barbara R. Snyder, Director	David K. Wilson